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                                                                Exhibit 10.14


                 R. J. REYNOLDS TOBACCO COMPANY

                         DEFINED BENEFIT

                      MASTER TRUST AGREEMENT








                                                  Defined Benefit Master Trust
                                                  As Amended and Restated
                                                  June 14, 1999


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                                TABLE OF CONTENTS


INTRODUCTION                                                                  3

Master Trust Provisions                                                       4


       1.  Definitions                                                        4

       2.  Trust Assets                                                       7

       3.  Commingled Fund                                                    8

       4.  Responsibility With Respect to Global Assets                       9

       5.  Accounts                                                          13

       6.  Ivestment Managers                                                14

       7.  Duties of the Trustee                                             16

       8.  Duties of an Investment Manager                                   19

       9.  Duties of the Trustee in Respect of Certain Assets                20

       10. Investment Powers of the Trustee                                  20

       11. Administrative Powers of the Trustee                              24

       12. Transfer of Assets                                                26

       13. Responsibilities of Trustee                                       26

       14. Consultation with Counsel                                         28

       15. Expenses                                                          28

       16. Computerized Reporting Services                                   29

       17. Accounts of Trustee                                               30

       18. Removal of Trustee; Resignation                                   32

       19. Termination of the Trust                                          33

       20. Termination of Any Plan                                           33

       21. Court Actions                                                     34

       22. Amendment                                                         34

       23. Construction                                                      34

       24. Parties Bound; Survival                                           36

       25. Additional Plans                                                  37

       26. Miscellaneous                                                     37


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                                  INTRODUCTION


     This Defined Benefit Master Trust Agreement was first made as of June 1, 1972 between Wachovia Bank and Trust Company, N.A., and R. J. Reynolds Industries, Inc., (now R. J. Reynolds Tobacco Holdings, Inc. ) and certain affiliated companies. It has since been amended and restated in its entirety, the last such amendment and restatement being effective as of October 9, 1985. As of January 1, 1999, The Chase Manhattan Bank replaced Wachovia Bank and Trust Company as Trustee. The parties wish to further amend and restate this Defined Benefit Master Trust Agreement to reflect recent changes in the names of RJR Nabisco and the trust.

     The purpose of this Defined Benefit Master Trust Agreement is to set out the provisions governing the trusts through which R. J. Reynolds Tobacco Company and its affiliated companies fund their separate defined benefit pension plans. It is hereby amended and restated in its entirety effective as of June 14, 1999. This Defined Benefit Master Trust Agreement amends and supersedes all prior trust agreements for any plan covered by this Defined Benefit Master Trust Agreement.


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                          MASTER TRUST PROVISIONS


         R. J. Reynolds Tobacco Company and The Chase Manhattan Bank, as trustee, hereby amend and restate the R. J. Reynolds Tobacco Company Defined Benefit Master Trust Agreement and continue the trust as the funding vehicle for the Plans, upon the terms and conditions set forth below.


         1.       DEFINITIONS.

         (a)      "Account" has the meaning set forth in Section 5.


         (b) "Administrative Committee" means the RJR Employee Benefits Committee appointed by the Board as the plan administrator of each Plan. Reference to the Administrative Committee includes the person, board or committee designated by the Administrative Committee to perform any or all of the obligations and to exercise any or all of the powers of a plan administrator of a Plan.


         (c) "Agreement" means this Defined Benefit Master Trust Agreement between The Chase Manhattan Bank, and the Company, the provisions of which are set forth in this document.

         (d) "Applicable Law" means, (in each case after taking into account the full preemptive effect of ERISA) (i) any applicable statute of a jurisdiction, whether federal, state, or local, in the United States, (ii) any other law, rule, regulation or interpretation of any governmental entity having authority in the United States, or (iii) any applicable federal or state common law applicable in the United States.


         (e) "Board" means the Board of Directors of R. J. Reynolds Tobacco Holdings, Inc.


         (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time,


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          and the regulations promulgated thereunder.

         (g) "Commingled Fund" has the meaning set forth in Section 3.

         (h) "Committee" means the RJR Pension Investment Committee appointed by the Board as the named investment fiduciary for each Plan to act on behalf of the Company with respect to each Plan and this Agreement. Reference to the Committee includes any person or committee designated by the Committee to perform any or all of the obligations and to exercise any or all of the powers entrusted to the Committee hereunder.


         (i) "Company" means R. J. Reynolds Tobacco Company and each other company that is an affiliate of R. J. Reynolds Tobacco Company and is the plan sponsor of any Plan covered by this Agreement; provided that R. J. Reynolds Tobacco Company has the full and exclusive power to exercise all powers of the Company under this Agreement on behalf of each other company or employer sponsoring a Plan covered by this Agreement.


         (j) "Compulsory Depository" means a securities depository or clearing agency the use of which is compulsory because: (i) its use is required by law or regulation, (ii) Securities or other Property cannot be withdrawn from the depository, or (iii) maintaining Securities or other Property outside the depository is not consistent with prevailing custodial practices in the country which the depository serves.

         (k) "Covered Individual" means a participant, retired participant, vested former participant, surviving spouse, alternate payee under a qualified domestic relations order, contingent annuitant or other beneficiary of a Plan.

         (l) "Damages" means liabilities, losses, costs, damages, penalties, fines, obligations or expenses (including, without limitation, reasonable attorneys', accountants', consultants' or experts' fees and disbursements).

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         (m) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

         (n) "Global Assets" means any assets (i) for which the principal trading market is located outside of the United States, (ii) for which presentment for payment is to be made outside of the United States, (iii) which are acquired outside of the United States, or (iv) which are held as an incident to the Trust's investments in other Global Assets.

         (o) "Investment Manager" means a fiduciary appointed by the Committee to manage, acquire or dispose of any asset of a Plan within the meaning of
Section 3(38) of ERISA. Reference to the Investment Manager includes any person or committee designated by the Investment Manager to perform any or all of the obligations and to exercise any or all of the powers entrusted to the Investment Manager hereunder.

         (p) "Plan" means any defined benefit pension plan funded through a separate trust subject to this Agreement. "Plans" refers to all plans subject to this Agreement that are set forth in Schedule A. Each Plan (i) is "qualified" within the meaning of Section 401(a) of the Code, (ii) is permitted by existing or future rulings of the U. S. Treasury Department to pool its funds in a group trust, and (iii) permits its assets to be commingled for investment purposes with the assets of other such Plans by investing such assets in this Trust whether or not its assets will in fact be held in a separate Account.

         (q) "Securities or other Property" means any property, real or personal, or part interest therein, wherever situated, including, without limitation, currency, governmental, corporate or personal obligations, trust and participation certificates, partnership interests, annuity or investment contracts issued by an insurance company, leaseholds, fee titles, mortgages and other interests in realty, preferred and common stocks, certificates of deposit, financial options and futures or any other form of option, evidences of indebtedness or ownership in


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foreign corporations or other enterprises or
indebtedness or ownership, including Securities or other Property of the Company, even though the same may not be legal investment for trustees under any law other than ERISA.

         (r) "Subcustodian" has the meaning set forth in Section 4(b).

         (s) "Trustee" means The Chase Manhattan Bank, as successor trustee effective as of January 1, 1999, or any successor established pursuant to
Section 18.


         (t) "Trust Fund" means this master trust which shall be known as the R.
J. Reynolds Tobacco Company Defined Benefit Master Trust and generally the assets held in trust under this Agreement at the time of reference.


         2. TRUST ASSETS.

         The assets held in any trust established under each Plan covered by this Agreement upon being transferred to the Trustee, such other property or money as may from time to time be delivered or paid to the Trustee pursuant to each Plan, and the earnings and profits thereon, will be held in a separate trust for each Plan by the Trustee and dealt with in accordance with the provisions of this Agreement. The Trustee shall receive and accept into the Trust Fund all sums of money and all Securities and other Property paid to it by or at the direction of the Company which are reasonably acceptable to the Trustee. The Trustee need not inquire into the source of any money or property transferred to it nor into the authority or right of the transferor of such money or property to transfer such money or property to the Trustee. Except as permitted under Federal statutes and as provided in a Plan, no part of the corpus or income of such separate trust of a Plan may be used for or diverted to purposes other than the exclusive benefit of Covered Individuals and paying the expenses of such Plan, until all liabilities for benefits under the Plan have been satisfied. This Agreement sets forth the master trust that holds and accounts for the assets of each Plan's separate trust and provides the terms of each separate trust.

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         3. COMMINGLED FUND.

         (a) The Trustee is directed to consolidate into a single fund (the "Commingled Fund") and to commingle all assets received and held by it in trust pursuant to the master trust provisions of this Agreement excepting any such assets required to be segregated by the provisions herein or the provisions of any Plan. The Trustee is directed to maintain at all times such records as will enable it to effect, as of any time, an equitable allocation and segregation of such Commingled Fund into one or more separate funds held for the benefit of all, or some, of the Covered Individuals under a Plan. If the Trustee receives written notice from the Committee to effect an allocation and segregation of assets, the Trustee will do so as soon thereafter as practicable. Thereafter, the Trustee will administer each such separate fund in the manner provided in
Section 9, or if so directed by the Committee, will deliver the assets of any such separate fund to a successor trustee or trustees as may be designated by the Committee. The Trustee is hereby directed to effect such allocation and segregation in the event that a Plan or trust administered hereunder ceases to remain qualified and exempt under Sections 401(a) and 501(a) of the Code. Each separate Plan will share proportionately in the aggregate investment experience of the Commingled Fund except that with respect to assets segregated as provided under this Section 3, the investment experience will be shared proportionately by those participating in such segregated portion.

         (b) From time to time the Committee may direct the transfer of assets held in the Trust Fund to one or more insurance companies under a contract for the purpose of investment by the insurance company through its general account or a separate account. In such a case, the assets underlying the contract with the insurance company shall not be treated as part of the Trust Fund, and the insurance company shall have their sole and exclusive ownership and possession, except as otherwise provided by law.

         (c) In order to facilitate the investment of the Trust Fund, the Company, or an

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Investment Manager with the written approval of the Committee, may direct the Trustee to enter into custody arrangements with third parties reasonably acceptable to the Trustee and transfer assets from the Trust Fund to the custody of that third party. Except as otherwise required by ERISA, the Trustee shall not be responsible for monitoring the performance or creditworthiness of such a third party custodian.

         (d) All transfers to, withdrawals from, and other transactions regarding the Trust Fund shall be conducted in such a way that the proportionate interest in the Trust Fund of each Plan and the fair market value of that interest may be determined at any date when the fair market value of the Investments held in the Trust Fund is determined as provided in Section 17. Whenever the assets of more than one Plan are commingled in the Trust Fund or in any Account, the undivided interest therein of that Plan shall be debited or credited (as the case may be) (i) for the entire amount of every contribution received on behalf of that Plan, every benefit payment, or other expense attributable solely to that Plan, and every other transaction relating only to that Plan and (ii) for its proportionate share of every item of collected or accrued income, gain or loss, and general expense; and other transactions attributable to the Trust Fund or that Account as a whole. As of each date when the fair market value of the investments held in the Trust Fund or an Account is determined as provided for in Section 17, the Trustee shall adjust the value of each Plan's interest therein to reflect the net increase or decrease in such values since the last such date. For all of the foregoing purposes, fractions of a cent may be disregarded. The Trustee shall not be required to maintain any separate records or accounts with respect to any Participant, unless separately agreed upon by the Trustee and the Company.

         4.       RESPONSIBILITY WITH RESPECT TO GLOBAL ASSETS.

         (a) Global Assets (other than currency) will be held in the country or other jurisdictions where (i) the principal trading market for such Global Assets is located, (ii) such Global Assets are to be presented for payment or
(iii) such Global Assets are acquired, unless the Company or an Investment Manager specifically requires another location acceptable to the Trustee.

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         (b) The Trustee may act under this Agreement with respect to Global
Assets through the subcustodians with which the Trustee has entered into subcustodial agreements from time to time ("Subcustodians"). Except as otherwise permitted by ERISA, each Subcustodian shall be an eligible sub-custodian under Department of Labor Regulation 404b-1(a)(2)(ii)(C), as amended or any successor to that regulation. The Trustee and Subcustodians are authorized to hold any of the Securities or other Property in their account with any securities depository in which they participate. If the Company or an Investment Manager wishes to have any assets of the Trust Fund held in the custody of an institution other than the established Subcustodians (or their securities depositories), such arrangement must be authorized by a written agreement, signed by the Trustee and the Company.

         (c) The Trustee reserves the right to add new, replace or remove Subcustodians. The Company will be given reasonable notice by the Trustee of any such change. Upon request by the Company, the Trustee will identify the name, address and principal place of business of any Subcustodian of the Trust Fund and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

         (d) Each Subcustodian will hold such Securities or other Property in accounts identified on such Subcustodian's books as special custody accounts for the exclusive benefit of customers of the Trustee. Any Securities or other Property held by a Subcustodian will be subject only to the instructions of the Trustee or its agent. Any Securities or other Property held in a securities depository for the account of a Subcustodian will be subject only to the instructions of such Subcustodian. Any agreement the Trustee enters into with a Subcustodian for holding its customer's Securities or other Property shall provide that such Securities or other Property will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian except for safe custody or administration, and that the beneficial

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ownership of such assets will be freely transferable without the payment of money or value other than for safe custody or administration.

         (e) The Trustee will provide services relating to proxy voting for Global Assets only pursuant to a separate agreement. Those proxy voting services may be provided by the Trustee or, in whole or in part, by one or more third parties appointed by the Trustee (which may be affiliates of the Trustee).

         (f) The Trustee shall be liable for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of Global Assets held by it where such loss results directly from the failure by the Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in its local market or from the willful default of such Subcustodian in the provision of custodial services by it. In cases where compliance with Department of Labor Regulation 404b-1 is based solely on compliance with paragraph (a)(2)(ii)(C) of that Regulation, however, the Trustee shall be liable for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of Global Assets held by it to the same extent that the Trustee would be liable if the Trustee were holding such assets in New York. Nevertheless, the Trustee will not be responsible for the acts or omissions or insolvency of any Compulsory Depository or for the insolvency of any Subcustodian which is not a branch or affiliate of Trustee unless Trustee was negligent in the selection and oversight of that Subcustodian or Compulsory Depository.

         (g) It shall be the responsibility of the Committee or Investment Manager, as the case may be, to be aware of any laws or regulations of any foreign countries or any United States territory or possession which shall apply in any manner whatsoever to any Global Assets held in the Trust Fund and of Country Risk, as defined below. The Trustee shall have no responsibility for any loss or damage suffered by the Trust Fund or any Plan to the extent that it arises out of Country Risk, except to the extent that the Trustee is acting as an Investment Manager pursuant

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to Section 6(d) of this Trust Agreement and has
breached its fiduciary responsibilities insofar as they relate to Country Risk. "Country Risk" means the risk of investing or holding Securities or other Property in a particular country including, but not limited to, losses resulting from malfunction, interruption of or error in the transmission of information caused by any machines or system or interruption of communication facilities, abnormal operating conditions, nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Securities or other Property.

         (h) Subject to the provisions of this Agreement and this Section 4(g), the Trustee will apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Global Assets for the benefit of the Plan which the Trustee believes may be available.

                  (i) The provision of tax reclaim services is conditional upon the Trustee receiving from the Committee) certain documentation (PRO FORMA copies of which are available from the Trustee). If the Trustee does not receive this documentation, it will be unable to provide tax reclaim services.

                  (ii) Subject to the provisions of ERISA, the Trustee shall not be liable to the Trust Fund for any taxes, fines or penalties payable by the Trust Fund, whether these result from the inaccurate completion of documents by the Committee or any third party, or as a result of the provision to the Trustee or any third party of inaccurate or misleading information or the withholding of material information by the Committee or any other third party, or as a result of any delay of any revenue authority or any other matter beyond the Trustee's control.

                  (iii) The Trustee shall perform tax reclaim services only with respect to

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         taxation levied by the revenue authorities of the countries notified to the Company and the applicable Investment Manager from time to time and the Trustee may, by notification in writing, at its absolute discretion, supplement or amend the markets in which the tax reclaim services are offered. Other than as expressly provided in the preceding sentence, the Trustee shall have no responsibility with regard to the Trust Fund's or any Plan's tax position or status in any jurisdiction.

                  (iv) The Company confirms that the Trustee is authorized to disclose to the extent reasonable any information requested by any revenue authority or any governmental body in relation to the Plan, any Global Assets, or any cash held in the Trust Fund.

                  (v) Tax reclaim services may be provided by the Trustee or, in whole or in part, by one or more third parties appointed by the Trustee (which may be affiliates of the Trustee); provided that the Trustee shall be liable for the performance of any such third party to the same extent as the Trustee would have been if it performed such services itself.

         5.       ACCOUNTS.

         From time to time, the Committee may designate assets under this Agreement to be allocated to an Account for the purposes of directing the investment of such assets and the Trustee shall establish such Accounts as designated by the Committee. An Account describes the assets for which an Investment Manager or the Committee exercises investment discretion but is not a segregation or separation of assets. Each Account will be managed by an Investment Manager as provided in Section 6. Except with respect to assets segregated as provided in Section 3, assets allocated to an Account shall be part of the Commingled Fund. The Committee will direct the investment of any assets not allocated to an Account in accordance with Section 6(e).

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         6.       INVESTMENT MANAGERS.

         (a) Except as otherwise provided in this Section 6, the Committee may appoint, in writing, an Investment Manager for each Account who will have the sole power and duty to manage and direct the investment and reinvestment of the assets of such Account, and to instruct the Trustee accordingly, either in writing or orally (to be followed promptly by written confirmation), subject to such guidelines and restrictions as may be contained in an agreement between the Committee and such Investment Manager. Any Investment Manager so appointed will be (i) registered as an investment advisor under the Investment Advisors Act of 1940; (ii) a bank, as defined in the Investment Adviser's Act of 1940; (iii) an insurance company qualified under the laws of more than one state to manage, acquire and dispose of trust assets under a Plan or (iv) otherwise an "Investment Manager" as defined in Section 3(38) of ERISA. Each Investment Manager will acknowledge in writing to the Committee that it (A) meets the requirements of this section, (B) is a fiduciary with respect to the master trust created by this Agreement and the Plans, and (C) has accepted its appointment as an Investment Manager.

         (b) Without limitation of the authority of the Trustee or any Investment Manager as set forth herein, the Trustee, the Committee or an Investment Manager appointed by the Committee has the authority to invest all or any part of the Trust Fund over which it has investment responsibility in a group trust which meets all of the conditions of Revenue Ruling 81-100 (a "Group Trust"), including such a trust maintained by the Trustee or the Investment Manager, provided that the making of such investment is evidenced by a written document executed by the Trustee or such Investment Manager. To the extent that any portion of the Trust Fund is so invested in a Group Trust, that Group Trust is made a part of the Plans and is hereby incorporated by reference into this Agreement.

         (c) If the Company has established an in-house investment manager which is a unit, department, division, subsidiary or affiliate of the Company that manages investments like an

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Investment Manager (an "In-House Manager"), the
Committee has the authority to allocate one or more Accounts to the In-House Manager and the In-House Manager may instruct the Trustee with respect to any such Account in the same manner as if the In-House Manager were an Investment Manager under (a) above. An In-House Manager will be a named fiduciary and be considered for purposes of this Agreement to be an Investment Manager, subject to the terms and conditions applicable to an Investment Manager generally under this Agreement. The Committee will review from time to time any In-House Manager's compliance with the Code, ERISA and applicable laws with respect to its Account(s).

         (d) The Trustee and the Committee may agree in writing to appoint the Trustee to direct the investment and reinvestment of any Account. In the event of such an agreement, the Trustee shall have the powers and duties of an Investment Manager under this Trust Agreement with regard to that Account.

         (e) Notwithstanding the foregoing, the Committee as a named investment fiduciary can exercise investment direction with respect to assets under this Agreement and will direct the Trustee in connection with any such investment.

         (f) If, and to the extent specifically authorized by the Plans, the Committee may direct the Trustee to establish one or more Accounts the assets of which shall be invested primarily in securities which constitute "qualifying employer securities" or "qualifying employer real property" within the meaning of Section 407 of ERISA. It shall be the duty of the Committee to determine that such investment is not prohibited by Sections 406 or 407 of ERISA. The Trustee's responsibilities with respect to such an Account shall be no different than if an Investment Manager were appointed with respect to that Investment Account.

         (g) If the Trustee concludes that it may be subject to a conflict of interest with respect to a transaction relating to Securities or other Property held in the Trust Fund which might affect, or have the appearance of affecting, the performance of its fiduciary responsibilities under this

                                  15
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Agreement, the Trustee may, in its discretion, select a third party to exercise the Trustee's fiduciary responsibilities with respect to the transaction. Provided that the third party is reasonably acceptable to the Committee and satisfies the criteria set forth in Section 6(a), the Committee shall engage such third party as an Investment Manager for the limited purpose described in the previous sentence. The Trustee shall pay the fees of such an Investment Manager with respect to this limited engagement.

         (h) The Committee will anticipate the need for cash for distribution under the Plans and for payment of expenses under this Agreement and will make arrangements among the Investment Managers, or otherwise, as may be needed to provide cash sufficient to satisfy such need. The Committee may direct the Trustee to borrow on a short-term basis for the purpose of making cash distributions for the Plans and may direct the Trustee to borrow under an interest-free loan in accordance with Prohibited Transaction Class Exemption 80-26.

         7.       DUTIES OF THE TRUSTEE.

         (a) Subject to Sections 3(c), 4, and 6(b), The Trustee will receive and hold in safekeeping, with appropriate auditing and security safeguards, the assets initially transferred to the Trustee as above provided or subsequently brought within the operation of this Agreement.


         (b) The Trustee shall have the following duties in respect of any
Account:

                  (i) to receive and deliver securities and cash from and to purchasers, sellers, brokers and their agents in accordance with the instructions of an Investment Manager ;

                  (ii) to collect interest and dividends, and the principal of called or matured securities;

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                  (iii) to invest U.S. currency automatically in either a group trust maintained by the Trustee for short-term investments or a commercial paper pooled note or otherwise as instructed by an Investment Manager or the Committee;

                  (iv) to give an Investment Manager prompt advice of each transaction affecting the Account of that Investment Manager, in writing, electronically, or by such other means as may be mutually acceptable to the Trustee and the Investment Manager;

                  (v) to render to the Committee and to an Investment Manager such reports as the Committee may from time to time require, including a monthly valuation of each Account, reports of transactions, capital gains and losses, dividends, and interest income, quarterly investment review valuation reports and annual summary accounting reports;

                  (vi) to advise an Investment Manager of stock dividends, splits, rights offerings, calls on bonds and bonds maturing;

                  (vii) to notify an Investment Manager of late deliveries of securities and any other non-compliance with the original authorization;

                  (viii) for the United States market and those global markets where the Trustee offers this service, to credit dividends and interest to the account of an Account when due, even if not received, and process any required claims for such items;

                  (ix) to cause securities to be reregistered in a manner
               satisfactory to the Trustee;

                  (x) subject to Section 4(c), to forward to an Investment Manager proxy

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                  statements and other notices received, as instructed by the
                  Investment Manager or, in the absence of such instruction, by the Committee; and

                  (xii) subject to Section 4(c), to vote proxies at the directions of an Investment Manager, or in the absence of an Investment Manager or as provided under a plan's written policy with respect to proxy voting, at the direction of the Committee.

         (c) The Trustee shall from time to time on the directions of the Committee make payments out of the Trust Fund in cash or in-kind to such persons, including covered individuals, in such manner, in such amounts and for such purposes as may be specified in the directions of the Committee. Payment in response to such directions shall be a complete discharge of the Trustee of its responsibility for the holding and safekeeping of such assets and any assets so paid over shall no longer be part of the Trust Fund. The Committee shall be responsible for insuring that any payment directed under this Article conforms to the provisions of the Plans, this Trust Agreement, and the provisions of ERISA. Each direction of the Committee shall be in writing and shall be deemed to include a certification that any payment or other distribution directed thereby is one which the Committee is authorized to direct, and the Trustee may reasonably rely on such certification without further investigation unless the Trustee has actual knowledge to the contrary. The Company may elect to appoint a third party agent for benefit payments upon notice to the Trustee, in which event, the Trustee's sole duty shall be to make payments to, or receive amounts back from, such agent as may be directed by the Committee or its delegate. If any distribution made by the Trustee is returned unclaimed, the Trustee will notify the Administrative Committee and shall dispose of the distribution as the Administrative Committee directs.

         (d) Notwithstanding the provisions of Section 6, upon direction of the Committee in accordance with Section 6(h), the Trustee shall retain all or any portion designated by the Committee of the cash contributions received under the Plans to meet anticipated requisitions or

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orders of the Administrative Committee, and shall invest such contributions temporarily or in a non-interest bearing account as directed by the Committee.

         (e) Notwithstanding any other provisions of this Agreement, the Trustee shall have the responsibility of discharging its duties and its investment and administrative powers with respect to the trust assets solely in the interest of the Covered Individuals and for the exclusive purpose of providing benefits under the Plans and defraying the reasonable expenses of administering the assets subject to the Agreement. The Trustee shall exercise the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. To the extent the Trustee is responsible for investment of the trust assets under Section 9, it shall diversify such investments so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, and shall administer the trust assets in accordance with the terms and provisions of this Agreement insofar as this Agreement is consistent with the provisions of applicable law and the terms of the respective Plans.

         (f) The Trustee shall have a duty to effect transactions and make elections in accordance with the duly authorized instructions of the Investment Manager or the Committee.

         8. DUTIES OF AN INVESTMENT MANAGER.

         Each Investment Manager (including any In-House Manager) may direct the Trustee with respect to the assets of the Account allocated to such Investment Manager pursuant to a written agreement between the Investment Manager and the Committee if the Investment Manager:

         (a) has agreed to confirm oral instructions given to the Trustee in writing, electronically, or in such other manner as is mutually acceptable to the Trustee and the Investment Manager, and

         (b) directs the Trustee with respect to the powers of the Trustee under
Section 10 and  otherwise in accordance  with this Agreement.

         9. DUTIES OF THE TRUSTEE IN RESPECT OF CERTAIN ASSETS.

         The Trustee shall invest and reinvest, in accordance with such directions, guidelines and restrictions as the Committee may from time to time specify, any portion of the assets hereunder which (a) have been segregated pursuant to Section 3, (b) have been allocated to an Account pursuant to Section 6(d), (c) have not been allocated to any Account, or (d) which were allocated to an Account during any period after the Account's Investment Manager has resigned, been removed or otherwise has ceased to act and prior to appointment of a successor, without distinction between principal and income and without regard to any restriction under any present or future state laws, if applicable, relating to investments by trustees.

         10. INVESTMENT POWERS OF THE TRUSTEE.

         The Trustee shall have and exercise the following powers and authority
(i) over Accounts where it has express investment management discretion as provided in Section 6(d), and (ii) upon direction of an Investment Manager or the Committee, as the case may be, for all other Accounts:

         (a) To purchase, receive or subscribe for any Securities or other Property and to retain in trust such Securities or other Property;

         (b) To acquire and hold qualifying employer securities and qualifying employer real property, as such investments are defined in Section 407(d) of ERISA;

         (c) To sell for cash or on credit, to grant options, convert, redeem, exchange for other Securities or other Property, to enter into standby agreements for future investment, either with or without a standby fee, or otherwise to dispose of any Securities or other Property at any time held by it;

         (d) To settle, compromise or submit to arbitration any claims, debts, or damages, due or owing to or from the trust, to commence or defend suits or legal proceedings and to represent the trust in all suits or legal proceedings in any court of law or before any other body or tribunal;

         (e) To trade in financial options and futures, (including index options and options on futures); to enter into repurchase agreements, reverse, repurchase agreements, swaps, caps, floors, straddles, collars and other derivative arrangements; and to execute in connection therewith such account agreements and other agreements in such form and upon such terms as the Investment Manager or the Committee shall direct;

         (f) Subject to Section 4, to exercise all voting rights, tender or exchange rights, any conversion privileges, subscription rights and other rights and powers available in connection with any Securities or other Property at any time held by it; to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the Securities or other Property which may at any time be held by it and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable by the Investment Manager or Committee in connection therewith, and to hold and retain any Securities or other Property which it may so acquire; and to deposit any property with any protective, reorganization or similar committee, and to pay and agree to pay part of the expenses and compensation of any such committee and any assessments levied with respect to property so deposited;

         (g) To invest all or a portion of the Trust Fund in contracts issued by insurance companies, including contracts under which the insurance company holds Plan assets in a separate account or commingled separate account managed by the insurance company. The Trustee shall be entitled to rely upon any written directions of the Committee or the Investment Manager under this Section 10, and the Trustee shall not be responsible for the terms of any insurance contract that it is directed to purchase and hold or for the selection of the issuer thereof or for performing any functions under such contract (other than the execution of any documents incidental thereto on the instructions of the Committee or the Investment Manager);

         (h) To manage, administer, operate, lease for any number of years, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, or otherwise deal with any real property or interest therein at any time held by it, and to hold any such real property in its own name or in the name of a nominee, with or without the addition of words indicating that such property is held in a fiduciary capacity, all upon such terms and conditions as may be deemed advisable by the Investment Manager or Committee;

         (i) To renew, extend or participate in the renewal or extension of any mortgage, upon such terms as may be deemed advisable by the Investment Manager or Committee, and to agree to a reduction in the rate of interest on any mortgage or of any guarantee pertaining thereto in any manner and to any extent that may be deemed advisable by the Investment Manager or Committee for the protection of the Trust Fund or the preservation of the value of the investment; to waive any default, whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any such default in such manner and to such extent as may be deemed advisable by the Investment Manager or Committee; to exercise and enforce any and all rights of foreclosure, to bid on property on foreclosure, to take a deed in lieu of foreclosure with or without paying consideration therefor, and in connection therewith to release the obligation on the bond secured by such mortgage, and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect to any such mortgage or guarantee;

         (j) To loan pursuant to separate agreement as may be agreed upon any securities to brokers or dealers and to secure the same in any manner, and during the term of any such loan to permit the loaned securities to be transferred into the name of and voted by the borrower or others;

         (k) To purchase, enter, sell, hold, and generally deal in any manner in and with contracts for the immediate or future delivery of financial instruments of any issuer or of any other property; to grant, purchase, sell, exercise, permit to expire, permit to be held in escrow, and otherwise to acquire, dispose of, hold and generally deal in any manner with and in all forms of options in any combination; to sell Securities or other Property short and, in connection with its exercise of the powers granted in this Trust Agreement, to deposit any Securities or other Property as collateral with any broker-dealer or other person, to permit Securities or other Property to be held by or in the name of others or in transferable form, to retain any form of Securities or other Property received as a result of the exercise of any of the foregoing powers whether or not investment in such Securities or other Property is otherwise authorized under this Trust Agreement and to hold and administer any Securities or other Property with respect to which the foregoing powers have or may be exercised, including any securities or collateral acquired by it or in any property received as a result of its exercise of such powers, as a part of the account subject to the foregoing powers, or in any sub-account, which property may be invested in Securities or other Property of different types that the Securities or other Property otherwise held in the account;

         (l) To borrow money on a secured or unsecured basis and to enter into, execute, and deliver notes, agreements, mortgages, and other instruments in that regard;

         (m) To employ suitable agents and counsel and to pay their reasonable and proper expenses and compensation;

         (n) To purchase and sell foreign exchange and contracts for foreign exchange, including transactions entered into with the Trustee, its agents or Subcustodians;

         (o) To form corporations and to create trusts to hold title to any Securities or other Property, all upon such terms and conditions as may be deemed advisable by the Investment Manager or Committee; and

         (p) To invest at the Trustee (i) in any type of interest bearing investments (including, but not limited to savings accounts, money market accounts, certificates of deposit and repurchase agreements) and (ii) in non-interest bearing accounts (including, but not limited to checking accounts).

         11.      ADMINISTRATIVE POWERS OF THE TRUSTEE.

         Notwithstanding the appointment of an Investment Manager, the Trustee shall have the following powers and authority with respect to the Trust Fund:

         (a) To employ suitable agents, custodians and counsel and to pay their reasonable expenses and compensation;

         (b) To appoint ancillary trustees to hold any portion of the assets of the trust and to pay their reasonable expenses and compensation;

         (c) To register any Securities or other Property held by it hereunder in its own name or in the name of a nominee with or without the addition of words indicating that such Securities or other Property are held in a fiduciary capacity and to hold any Securities or other Property in bearer form and to deposit any Securities or other Property in a depository or clearing corporation;

         (d) To permit overdrafts in any Account in connection with the settlement of investment transactions relating to, or the distribution of funds from, the Trust Fund, (and the

Investment Manager, if any, of such Account shall be deemed to have requested the Trustee to permit such overdraft under the terms and conditions announced by the Trustee from time to time for overdrafts); to repay any such overdraft out of the Trust Fund; to permit the party extending any such overdraft (including the Trustee in its corporate capacity) to set the overdraft off against any cash balances in the Trust Fund; and to pay reasonable compensation to the party extending the overdraft for its services (or reimburse that party for its expenses) to the extent permitted under Applicable Law;

         (e) To reverse any erroneous or provisional credit entries to the Trust Fund retroactively to the date upon which the correct entry or no entry should have been made;

         (f) To make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or desirable for the accomplishment of any of the foregoing powers; and

         (g) Generally to do all ministerial acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable in carrying out its duties under this Trust Agreement.

         (h) To invest at the Trustee (i) in any type of interest bearing investments (including, but not limited to savings accounts, money market accounts, certificates of deposit and repurchase agreements) and (ii) in non-interest bearing accounts (including, but not limited to checking accounts).

                  12. TRANSFER OF ASSETS.

         In the event that a Plan provides for the transfer of assets from the trust administered hereunder to (a) a trust established under a retirement or pension plan of a company affiliated with the Company, on behalf of employees transferred from employment by the Company to employment by such affiliated company, or (b) a trust established under another retirement or pension plan of the Company on behalf of employees whose coverage has been transferred from the Plan to such other plan, upon the direction of the Committee, the Trustee shall, in accordance with the Plan, segregate and transfer such assets to the trustees of such other trust. If the assets of the acquiring trust are, or upon such transfer will become, part of the Commingled Fund, such segregation shall not be required and the value of the assets transferred shall be reflected in appropriate accounting entries made by the Trustee in the records of the respective trusts maintained in accordance with
SECTION 3. In the event that the Company enters into an agreement for the sale of all or a portion of its business and assets and agrees to cause the assets held under this Agreement, or an appropriate part thereof, to be transferred to a trust established under a retirement or pension plan qualified under section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code of the purchaser on behalf of former employees of the Company who become employed by the purchaser, upon direction of the Committee, the Trustee shall segregate and transfer such assets to the trustee of such other trust maintained by the purchaser.

         13. RESPONSIBILITIES OF TRUSTEE.

         (a) Subject to the provisions of ERISA and the regulations thereunder, the Trustee shall not be liable for any Damages sustained by the Commingled Fund or the Trust Fund administered hereunder by reason of decisions made by or the actions of any Investment Manager, In-House Manager, the Committee, or the Company, nor with respect to its duties under this Agreement shall the Trustee be liable for any error of judgment or for any loss or reduction in value of trust funds except where due to negligence, willful misconduct or lack of good faith. The Trustee shall have no duty at any time or under any circumstances to inquire into the propriety of decisions and actions of any Investment Manager, an In-House Manager, the Committee, or the Company, or to review any Account. The Trustee shall not be liable for any Damages arising from failure of any Investment Manager to give instructions or directions to the Trustee as provided herein. The Trustee shall not be under any duty to require payment of any contributions to the Trust Fund, or to see that any payment made to it is computed in accordance with the provisions of the Plans, or otherwise be responsible for the adequacy of the Trust Fund to meet and discharge any liabilities under the Plans. In the event of its breach of its fiduciary obligations under ERISA, the Trustee shall, however, be liable to the Trust Fund for Damages to the extent provided by ERISA.

         (b) Unless otherwise specifically required by this Agreement, directives, instructions, and other communications under this Agreement or relating to the Trust Fund (including without limitation, instructions regarding the investments of the Trust Fund and directions to make benefit payments and other disbursements) may be provided in writing or by telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to the Trustee. If the Trustee has issued to the Company or the Committee security codes or passwords in order that the Trustee may verify that certain transmissions of directions, instructions, or other information have been originated by the Company or the Committee, as the case may be, the Trustee shall be kept indemnified by and be without liability for any action taken or omitted by it in reliance upon receipt by the Trustee of transmissions of information with the proper security code or password, including communications purporting to be directions or instructions, which the Trustee reasonably believes to be from the Company or the Committee, as the case may be.

         (c) In the event the Committee delegates any or all of its obligations and/or powers to any person or committee in accordance with Section 1(h), the Committee shall inform the Trustee in writing as to (i) the identity of such person or committee, (ii) the obligations and/or powers so delegated, and (iii) any limitations or restrictions in respect of such delegation. The Trustee may continue to rely on the authority of a person to act for the Committee until the Committee or the Company notifies the Trustee that that person is no longer authorized to act for the Committee.


         (d) The Trustee on the one hand and the Company and the Committee on the other hand confirm that they are assuming contractual obligations to each other under this Agreement and nothing in this Agreement shall be construed to limit or restrict any legal recourse otherwise available to either party under Applicable Law.

         14. CONSULTATION WITH COUNSEL.

         The Trustee may from time to time consult with counsel, who may be counsel to the Company (and its affiliates) or to the Trustee or affiliates of the Trustee, and shall be fully protected in legal questions when acting upon the advice of competent counsel.

         15. EXPENSES.

         (a) Except as otherwise provided in this section or prohibited under ERISA, the expenses incurred by the Trustee in the performance of its duties, including fees for legal services rendered to the Trustee, such compensation to the Trustee as may be agreed upon in writing from time to time by the Committee and the Trustee, and all other reasonable and proper charges and disbursements of the Trustee, will, upon authorization of the Committee, be paid from the Trust Fund hereunder. In the absence of such authorization, any such expenses shall be paid by the Company, but until paid shall constitute a charge upon the Trust Fund hereunder. All other expenses of administering the Plans will be paid in accordance with the terms of the Plans and as directed by the Committee.

         (b) All taxes of any nature whatsoever that may be imposed under existing or future laws upon or in respect of the assets of the Trust Fund administered hereunder or the income therefrom shall be paid from such Trust Fund other than any excise tax with respect to any prohibited transaction involving any assets under this Agreement. Until advised to the contrary by the Committee, the Trustee shall assume that the Trust is exempt from Federal, state and local income taxes, and shall act in accordance with that assumption.

         16. COMPUTERIZED REPORTING SERVICES

         This section shall apply only in the event the Company uses the informational and computerized reporting systems described in this Agreement.

         (a) The Company agrees to use the equipment, computer programs and other information supplied by the Trustee under this Agreement solely for its own internal use (which shall include use by its designated counsel) and benefit and not for resale or other transfer or disposition to, or use by or for the benefit of, any other person or organization without the prior written approval of the Trustee.

         The Company acknowledges that the data bases, computer programs, screen formats, screen designs, report formats, interactive design techniques, and other information furnished to the Company by the Trustee may constitute copyrighted trade secrets or proprietary information of substantial value to the Trustee. Such data bases, programs and other information are collectively referred to below as "Proprietary Information." The Company agrees that it shall treat all Proprietary Information as proprietary to the Trustee and that is shall not divulge any Proprietary Information to any person or organization except as expressly permitted hereunder. Unless otherwise agreed, without limiting the foregoing, the Company agrees for itself and its employees and agents:

         (i) to use such programs and data bases solely in accordance with the Trustee's applicable user documentation;

         (ii) to refrain from copying or duplicating in any way (other than in the normal course of performing processing) any part of any Proprietary Information;

         (iii) to refrain from obtaining unauthorized access to any programs, data or other information not owned by the Company, and if such access is accidentally obtained, to respect and safeguard the same as Proprietary Information;

         (iv) to refrain from knowingly causing or allowing information transmitted from the Trustee's computer to the Company's terminals to be re-transmitted to another computer, terminal or other device;

         (v) that the Company shall have access to only those authorized transactions as agreed to between the Company and the Trustee;

         (vi) to honor reasonable written requests made by the Trustee to protect at the Trustee's expense the rights of the Trustee in Proprietary Information at common law, under the Federal copyright statutes and under other Federal and state or foreign statutes.

         (b) The Company hereby acknowledges that the data and information it will be accessing from the on-line data information services described in subparagraph (a) from Trustee is unaudited and may not be accurate due to inaccurate pricing of Securities or other Property, delays in updating the accounting records of the Trust Fund and other causes for which Trustee will not be liable to the Company.

         17. ACCOUNTS OF TRUSTEE.

         (a) The Trustee shall maintain or cause to be maintained suitable records, data and information relating to its functions hereunder. These books and records shall be open to inspection and audit, upon reasonable notice and during regular business hours, by the Committee or its duly authorized representatives and each Investment Manager. The Trustee shall be entitled to reasonable compensation and reimbursement of its reasonable expenses incurred in connection with such audits or inspections.

         (b) Within sixty days after the close of each fiscal year of the trust and at more frequent intervals if agreed to by the parties hereto, and within sixty days after the removal or resignation of the Trustee as provided hereunder, the Trustee shall render to the Company a written statement and account showing in reasonable summary the investments, receipts, disbursements, and other transactions engaged in during the preceding fiscal year or period, and setting forth the assets and liabilities of the trust. Unless the Company shall have filed with the Trustee written exceptions or objections to any such statement and account within sixty days after receipt thereof, the Company shall be deemed to have approved such statement and account, and in such case or upon written approval by the Committee of any such statement and account, the Trustee shall be released and discharged with respect to all matters and things embraced in such statement and account as though it had been settled by a decree of a court of competent jurisdiction in an action or proceeding in which the Company, all other necessary parties and all persons having any beneficial interest in the Trust Fund were parties.

         (c) Nothing contained in this Trust Agreement or in the Plans shall deprive the Trustee of the rights to have a judicial settlement of its account. In any proceeding for a judicial settlement of the Trustee's accounts or for instructions in connection with the trust, the only necessary party thereto in addition to the Trustee shall be the Company, and no participant or other person having or claiming any interest in the Trust Fund shall be entitled to any notice or service of process (except as required by Applicable Law). Any judgment, decision or award entered in any such proceeding or action shall be conclusive upon all interested persons.

         (d) Trustee shall determine the fair market value or fair value of assets held in the Trust Fund based upon one or more of the following: information and financial publications of general circulation, statistical and valuation services, records of security exchanges, appraisals by qualified persons, transactions and bona fide offers in assets of the type in question, valuations provided by Investment Managers, and other information customarily used in the valuation of property. Units in Group Trusts shall be valued at the value stated by the trustee of the Group Trust. Units or shares in registered investment companies, limited partnerships, limited liability companies, or other funds (each a "Fund") shall be their net asset value or other unit or share value as announced by the Fund or its operator. An Investment Manager (including an In-House Manager) shall certify, at the request of the Trustee, the value of any assets held in any Account managed by such Investment Manager, and such certification shall be regarded as a direction with regard to such valuation. The Trustee shall be entitled to rely upon such valuation for all purposes under this Trust Agreement.

         (e) Valuations of property reasonably deemed by the Trustee to be commodity interests or over the-counter options or derivative instruments shall be valued at their last prior sales prices on the principal board of trade or other contracts market in which dealings are made or by quotations from the contraparty bank or party. The Company acknowledges that values of derivative instruments are indicative values only based on market levels on the date, or upon change in rates, so indicated. These valuations do not indicate the actual terms at which derivatives could be liquidated or unwound or the calculation or estimate of an amount that would be payable following the designation of an early termination date under any applicable agreement. Valuations of derivatives will be derived from proprietary models (including proprietary models developed by the dealer from which a given derivative was purchased) based upon estimates about relevant future market conditions. Valuations based on other models or different assumptions may yield different results. The Trustee expressly disclaims any responsibility for the accuracy of the models or estimates used in deriving the valuations.

         18. REMOVAL OF TRUSTEE; RESIGNATION.

         The Trustee may resign at any time by giving sixty days' prior written notice to the Company, which notice may be waived by the Company. The Company may remove the Trustee at any time upon sixty days' prior written notice to the Trustee, which notice may be waived by the Trustee. In case of the resignation or removal of the Trustee, the Company shall appoint a successor trustee which is a bank or trust company with equity capital of at least fifty million dollars. Any successor trustee shall have the same powers and duties as those conferred upon the Trustee named in this Trust Agreement. The removal of a Trustee and the appointment of a new Trustee shall be by a written instrument delivered to the Trustee. Upon the appointment of a successor trustee and after the final account of the resigning or removed Trustee has been approved or settled, as provided in Article 9, the resigning or removed Trustee shall transfer or deliver the Trust Fund to such successor trustee or, in its discretion, to a court of competent jurisdiction if a successor trustee has not accepted appointment within a reasonable time.

         19.  TERMINATION OF THE TRUST.

         This Trust Agreement and the trust created hereby may be terminated at any time by the Company, and upon such termination or upon the dissolution or liquidation of the Company, in the event that a successor to the Company by operation of law or by the acquisition of its business interests shall not elect to continue the Plans and the trust, the Trust Fund shall be paid out by the Trustee after the settlement of its final account when directed by the Committee. Notwithstanding the foregoing, the Trustee shall not be required to pay out any assets of the Trust Fund upon termination of the Trust until the Trustee has received written certification from the Committee that all provisions of law with respect to such termination have been complied with. The Trustee may rely conclusively on such written certification, and shall be under no obligation to investigate or otherwise determine its propriety.

         20. TERMINATION OF ANY PLAN.

         In the event of the termination of a Plan as provided therein, the Trustee shall dispose of the assets of the Trust Fund with respect to such Plan in such manner as shall be directed by the Committee, who shall be governed by the terms of the Plan and the provisions of Section 2 hereof.

         21. COURT ACTIONS.

         In any application to the courts for an interpretation of this Agreement or for an accounting by the Trustee, only the Trustee and the Company shall be necessary parties; and except as may be required by ERISA, no Covered Individual under any Plan or other person having an interest therein shall be entitled to any notice or service of process. Any final judgment entered in such an action or proceeding will be conclusive upon all persons claiming under this Agreement.

         22.  AMENDMENT.

         The Company reserves the right at any time and from time to time by action of the Board or of the Committee, as its agent, to amend any or all of the provisions of this Agreement by notice thereof in writing delivered to the Trustee; provided that no such amendment which affects the rights, duties or responsibilities of the Trustee may be made without its consent; and provided further that no such amendment shall authorize or permit at any time, prior to the satisfaction of all liabilities for benefits under a Plan, any part of the corpus or income of the Trust Fund administered hereunder to be used for or diverted to purposes other than for the exclusive benefit of Covered Individuals under the Plan and payment of expenses of the Plan.

         23.  CONSTRUCTION.

         To the extent, if any, not governed by ERISA, the validity of this Agreement will be determined by, and this Agreement will be governed, administered, construed and enforced according to, the laws of the State of New York, without regard to New York's principles regarding conflicts of laws. In case of any conflict between the provisions of a Plan and of this Agreement, the provisions of the Plan shall govern. Except where otherwise specifically required by ERISA, the United States District Court for the Southern District of New York shall have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County shall have sole and exclusive jurisdiction. Either of these courts shall have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum.

         24  PARTIES BOUND; SURVIVAL.

         (a) This Trust Agreement shall be binding upon the parties hereto, all Participants in the Plans and persons claiming under or through them pursuant to the Plans, and, as the case may be, the heirs, executors, Committees, successors, and assigns of each of them.

         (b) In the event of the merger or consolidation of the Company or other circumstances whereby a successor person, firm or company shall continue to carry on all or a substantial part of its business, and such successor shall elect to carry on the provisions of the Plan or Plans applicable to such business, as therein provided, such successor shall be substituted hereunder for the Company upon the filing in writing of its election so to do with the Trustee. The Trustee may, but need not, rely on the certification of an officer of the Company, and a certified copy of a resolution of the Board of Directors of such successor, reciting the facts, circumstances and consummation of such succession and the election of such successor to continue the Plan or Plans as conclusive evidence thereof, without requiring any additional evidence.

         (c) Any corporation into which the Trustee may be merged, or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Trustee may be a party, or any corporation succeeding to the business of the Trustee or to which substantially all the assets of the Trustee may be transferred, shall be the successor of the Trustee hereunder without the execution or filing of any paper and without any further action on the part of the parties hereto, with like effect as if such successor trustee had originally been named trustee herein; and in any such event it will not be necessary for the Trustee or any successor trustee to give notice to any person having an interest in this Agreement or in the Trust Fund hereby created or in any of the property held by the Trustee hereunder, and the requirements of any and all statutes and laws (other than ERISA) that notice shall be given in any such case are hereby waived.

         25.  ADDITIONAL PLANS.

         From time to time, the Committee will deliver to the Trustee a written statement identifying each defined benefit pension plan that is hereafter established or terminated by the Company, and any defined benefit pension plans that are merged and will update Exhibit A accordingly. With respect to each new, changed or merged plan, the Committee will provide the Trustee with effective dates and the Trustee will treat each Plan in accordance with the separate trust provisions of Section 2. The Committee is hereby designated on behalf of the Company and any affiliate of the Company that adopts and sponsors a Plan to elect to bring such Plan within the coverage of this Agreement. Each employer which has adopted or hereafter adopts a Plan shall, by virtue of such adoption, be deemed to be a party to this Agreement without further action.

         26. MISCELLANEOUS

         (a) The provisions of Articles 13, 15, 16 and 17 shall survive termination of the Trust created under this Trust Agreement or resignation or removal of the Trustee for any reason.

         (b) Necessary parties to any accounting, litigation or other proceedings shall include only the Trustee and the Company, and the settlement or judgment in any such case in which the Company and the Trustee are duly served or cited shall be binding upon the Employers and all Participants and their estates, and upon all persons claiming by, through or under them.

         (c) If any provisions of this Trust Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Trust Agreement shall continue to be fully effective.

         (d) Unless the context clearly indicates to the contrary, a reference to a statute, regulation, document or provision shall be construed as referring to any subsequently enacted, adopted or executed counterpart.

         (e) Headings and subheadings in this Trust Agreement are inserted for convenience of reference only and are not to be considered in the construction of its provisions.

         (f) The Trustee shall have no liability for the acts or omissions of any predecessors or successors in office.

         (g) This Trust Agreement may be executed in one or more counterparts, each of which shall constitute an original.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the ___ day of , 1998, by their respective officers thereunto duly authorized.

                                  CHASE MANHATTAN BANK

                                  By:
ATTEST:



                                  R. J. REYNOLDS TOBACCO COMPANY.


                                  By:
                                  Chairman, RJR Pension Investment Committee


                                 By:
                                 Chief Financial Officer

WITNESS:

                             EXHIBIT A-1

                              SCHEDULE A

                       DEFINED BENEFIT MASTER TRUST

                       CURRENT PARTICIPATING PLANS

                             June 14, 1999



Retirement Plan for Employees of R. J. Reynolds
Tobacco Company


Aminoil Retirement Plan



Retirement Plan for Seasonal Employees of RJR Tobacco Company, Inc.